UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

CES SYNERGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55159	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-783-1688

(Registrant's telephone number, including area code)

n/a

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2015, a subsidiary of CES Synergies, Inc. (the “Company”) entered into a promissory note (the “Note”) with Clyde A. Biston, the Company’s President and the Chairman of the Company’s board of directors. Pursuant to the Note, Mr. Biston provided the subsidiary, Cross Environmental Services, Inc. (“CES”), with a loan in the amount of $175,000. Interest on the loan accrues at a rate of 4.75% per annum, and, starting on January 1, 2016, CES is obligated to make quarterly principal and interest payments to Mr. Biston in the amount of $9,922.18. The final payment in the amount of $9,922.18 will be due on October 1, 2020.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference to Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Promissory Note, August 28, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: August 31, 2015	By:	/s/ John Tostanoski
Name: John Tostanoski
Title: Chief Executive Officer

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